Exhibit 10.01
INTERWOVEN, INC.
2008 EXECUTIVE OFFICER INCENTIVE BONUS PLAN
          Interwoven, Inc. (the “Company”), a Delaware corporation, hereby establishes this 2008 Executive Officer Incentive Bonus Plan (the or this “Plan”) effective as of January 1, 2008, in order to advance the interests of the Company and its stockholders by providing an incentive for designated executive officers of the Company to achieve the Company’s total revenue and non-GAAP operating income targets for the year ending December 31, 2008.
     1. DEFINITIONS AND CONSTRUCTION.
          1.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
     1.1.1 “Actual Non-GAAP Operating Income” for any Bonus Period means the Company’s operating income for such Bonus Period computed in accordance with generally accepted accounting principles less the impact of amortization of intangible assets; stock-based compensation charges; restructuring, excess facilities charges; costs associated with the review of the Company’s historical stock option granting procedures and other non-recurring items, net of the related tax impact. Actual Non-GAAP Operating Income is after accruing for the Quarterly Bonus and Annual Bonus due Participants under the Plan. Other non-recurring items to be excluded from operating income for purposes of computing actual non-GAAP operating income are subject to the review and approval of the Compensation Committee, subject to any limitations established by the Board of Directors.
     1.1.2 “Plan Operating Income Target” means the Non-GAAP operating income targets set forth in the Company’s Annual Operating Plan.
     1.1.3 “Actual Revenues” for any Bonus Period means the Company’s total license, support, service and training revenues for such Bonus Period as reported in the Company’s Financial Statements.
     1.1.4 “Annual Bonus” means the cash bonus payable pursuant to Section 4.2.
     1.1.5 “Annual Operating Plan” means the Company’s confidential annual budget for the year ended December 31, 2008 approved by the Company’s Board of Directors on or before the date on which the Company’s Board of Directors approved this Plan.
     1.1.6 “Bonus Period” means, with respect to the Annual Bonus, the year ended December 31, 2008 and, with respect to any Quarterly Bonus, the calendar quarter of 2008 with respect to which such Quarterly Bonus is to be calculated.
     1.1.7 “Committee” means the Compensation Committee of the Board of Directors of the Company.
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     1.1.8 “Financial Statements” means, with respect to the Annual Bonus, the Company’s audited consolidated financial statements for the year ending December 31, 2008 as filed by the Company with the Securities and Exchange Commission on Form 10-K and, with respect to any Quarterly Bonus, the Company’s unaudited condensed consolidated financial statements for the calendar quarter with respect to which such Quarterly Bonus is to be calculated, as filed by the Company with the Securities and Exchange Commission on Form 10-Q in the case of the calendar quarters ending March 31, 2008, June 30, 2008 and September 30, 2008 and as filed by the Company with the Securities and Exchange Commission on Form 10-K in the case of the calendar quarter ending December 31, 2008.
     1.1.9 “MBO” means those quarterly or annual objectives established by the Committee or the Company’s Chief Executive Officer for the participant.
     1.1.10 “Participant” means an executive officer of the Company who has been designated by the Committee as a Participant in the Plan.
     1.1.11 “Plan Revenue Target” means the revenue target set forth in the Company’s Annual Operating Plan for the period corresponding to the applicable Bonus Period.
     1.1.12 “Quarterly Bonus” means the bonus that is due pursuant to Section 4.1.
     1.1.13 “Target Bonus” means the amounts set forth in Exhibit A hereto. The Target Bonus may be divided into components. The Company Performance Target Bonus refers to the amount of the Participant’s Target Bonus allocated to computations defined in Section 4 of this Plan. The MBO Target Bonus refers to the amount of the Participant’s Target Bonus allocated to the Participants’ MBO Target Bonus as defined in Section 5 of the Plan.
     2. ADMINISTRATION.
          The Plan shall be administered by the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee shall have authority to implement and carry out the Plan including authority to construe and interpret the Plan. All questions of interpretation or construction of the Plan shall be determined by the Committee.
     3. ELIGIBILITY.
          A Participant shall be eligible for a Quarterly Bonus only if he or she was actively employed by the Company throughout the entirety of the corresponding Bonus Period. A Participant shall be eligible for a pro rated Annual Bonus (based on the full quarters that such Participant was employed) only if he or she is actively employed by the Company for at least two full quarterly Bonus Periods during 2008 and such Participant is employed by the Company on December 31, 2008.
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     4. COMPANY PERFORMANCE BONUS AND PAYMENT.
          The portion of the Participant’s Target Bonus allocated to the Company Performance Bonus is designated on Exhibit A to this Plan.
          4.1 Quarterly Bonus.
     4.1.1 Subject to the provisions of Section 4.4 below, each Participant who meets the bonus eligibility requirements of Section 3 above shall receive a Quarterly Bonus for each calendar quarter in 2008 equal to twenty percent (20%) of the Participant’s Company Performance Target Bonus multiplied by the applicable bonus percentage determined under Section 4.3 below.
     4.1.2 Each Quarterly Bonus shall be paid on the basis of results shown in the Company’s press release announcing its financial results for such quarter, in cash, in a single lump sum, subject to all applicable employment and income tax withholding, within thirty (30) days after both of the following conditions have occurred: (a) the Company’s independent registered public accounting firm has completed a review of the Company’s records for the Bonus Period and have submitted a report thereon to the Audit Committee of the Company’s Board of Directors, and (b) the Company has issued a press release announcing its financial results for such quarter.
     4.1.3 In the event that the results set forth in the Financial Statements for a quarterly Bonus Period are different than those that formed the basis for the calculation of the Quarterly Bonus for such Bonus Period pursuant to Section 4.1.2 above, the amount of the Quarterly Bonus for such Bonus Period shall be adjusted using the results set forth in the Financial Statements for such Bonus Period and (a) each Participant shall be required to return to the Company, on term acceptable to the Committee, any amount that has become an over-payment as a result of the adjustment, net of applicable taxes, and (b) the Company shall pay within thirty (30) days of determining any such adjustment, any amounts that ought to have been made to each Participant.
     4.1.4 The maximum Quarterly Bonus payment for any such quarterly Bonus Period is limited to 150% of the quarterly allocation of the Company Performance Target Bonus for each Participant. To the extent that the Quarterly Bonus earned is greater than 150% (“Excess Quarterly Bonus”), the amount due in excess of 150% will be deferred pending the announcement of financial results for the full year. If the Annual Bonus is equal to or greater than a 100% Annual Bonus pay-out (computed based on actual results without regards to the 150% cap), the Excess Quarterly Bonus will be added to the Annual Bonus and paid with the Annual Bonus in accordance with the provisions of Section 4.2. If the Annual Bonus is computed to be less than a 100% pay-out (computed based on actual results without regards to the 150% cap), the Excess Quarterly Bonus will be forfeited.
          4.2 Annual Bonus.
     4.2.1 Each Participant who meets the bonus eligibility requirements of Section 3 above shall receive an Annual Bonus equal to twenty percent (20%) of the Participant’s Company Performance Target Bonus multiplied by the applicable bonus percentage
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determined under Section 4.3 below. The Annual Bonus will be the sum of the (Q1 Applicable Bonus Percentage times 25%) plus (Q2 Applicable Bonus Percentage times 25%) plus (Q3 Applicable Bonus Percentage times 25%) plus (Q4 Applicable Bonus Percentage times 25%).
     4.2.2 Each Annual Bonus shall be paid upon the announcement in a press release of the Company’s fourth quarter and annual financial results for the year ending December 31, 2008, in cash, in a single lump sum, subject to all applicable employment and income tax withholding, within thirty (30) days after both of the following have occurred: (a) the Company’s independent registered public accounting firm has completed an audit of the Company’s financial results for the year ending December 31, 2008 and have submitted a report thereon to the Audit Committee of the Company’s Board of Directors, and (b) the Company has issued a press release announcing its financial results for such year.
     4.2.3 In the event that the results set forth in the Financial Statements for the annual Bonus Period are different than those that formed the basis for the calculation of an Annual Bonus pursuant to 4.2.2 above, the amount of the Annual Bonus shall be adjusted using the results set forth in the Financial Statements and (a) each Participant shall be required to return to the Company, on terms acceptable to the Committee, any amount that has become an over-payment as a result of the adjustment, and (b) the Company shall pay within thirty (30) days of determining any such adjustment, any amounts that ought to have been made to each Participant.
          4.3 Applicable Bonus Percentage. The applicable bonus percentage shall be calculated as follows:
50% (Revenue Achievement Percentage) + 50% (Operating Income Achievement Percentage)
     4.3.1 The Revenue Achievement Percentage for any Bonus Period shall be a function of the extent to which Actual Revenues for the period meet or exceed the Plan Revenue Target for the period, determined as follows:

If Actual Revenues Are:	The Revenue Achievement Percentage Is:
Less than 90% of the Plan Revenue Target	0%

90% of the Plan Revenue Target	60%

91% to 95% of the Plan Revenue Target	60% plus 2% for each 1% by which Actual Revenues exceed 90% of the Plan Revenue Target.

96% to 99% of the Plan Revenue Target	70% plus 6% for each 1% by which Actual Revenues exceed 95% of the Plan Revenue Target.

100% of the Plan Revenue Target	100%

101% to 102% of the Plan Revenue Target	100% plus 2% for each 1% by which Actual Revenues exceed 100% of the Plan Revenue Target.
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If Actual Revenues Are:	The Revenue Achievement Percentage Is:
103% to 106% of the Plan Revenue Target	104% plus 4% for each 1% by which Actual Revenues exceed 102% of the Plan Revenue Target.

Over 106% of the Plan Revenue Target	120% plus 8% for each 1% by which Actual Revenues exceed 106% of the Plan Revenue Target. In no event will the Revenue Achievement Percentage exceed 200%.
     4.3.2 The Operating Income Achievement Percentage for any Bonus Period shall be a function of the extent to which Actual Non-GAAP Operating Income for the period meet or exceed the Plan Operating Income Target for the period, determined as follows:

The Operating Income Achievement
If Actual Non-GAAP Operating Income is:	Percentage Is:
Greater than $1 million below the Plan Operating Income Target.	0%

At $1 million below the Plan Operating Income Target.	60%

$900,000 to $500,000 below the Plan Operating Income Target.	60% plus 3% for each full $100,000 increment by which Actual Non-GAAP Operating Income exceed $1 million below the Plan Operating Income Target.

$400,000 below to the Plan Operating Income Target.	75% plus 5% for each full $100,000 increment by which Actual Non-GAAP Operating Income exceed $500,000 below the Plan Operating Income Target.

At the Plan Operating Income Target.	100%

At Plan Operating Income Target plus each full increment of $100,000 in excess of Plan Operating Income Target up to $500,000 above plan.	100% plus 2% for each $100,000 full increment by which Actual Non-GAAP Operating Income exceed 100% the Plan Operating Income Target.

At $600,000 above Plan Operating Income Target plus each full increment of $100,000 in excess of Plan Operating Income Target up to $900,000 above plan.	110% plus 4% for each $100,000 full increment by which Actual Non-GAAP Operating Income exceed $500,000 above the Plan Operating Income Target.

At $1 million or greater above Plan Operating Income Target plus each full increment of $100,000 in excess of Plan Operating Income Target.	130% plus 8% for each $100,000 full increment by which Actual Non-GAAP Operating Income exceed $1 million above the Plan Operating Income Target. In no event will the Operating Income Achievement Percentage exceed 200%.
     4.3.3 Percentages used in the computation of the Revenue Achievement Percentage and the Operating Income Achievement Percentage shall be rounded to the nearest whole percentage.
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          4.4 The Company’s Chief Executive Officer (“CEO”) may review each Participant’s performance during the applicable Bonus Period and may recommend to the Committee increasing or decreasing the Participant’s Quarterly Bonus or Annual Bonus. The determination of whether to make any recommended adjustment shall be in the sole discretion of the Committee, subject to any limitations established by the Board of Directors of the Company.
     5. MBO BONUS AND PAYMENT.
          The portion of the Participant’s Target Bonus allocated to the MBO Target Bonus is designated on Exhibit A to this Plan. MBO’s may be established on a quarterly or annual basis. Either the Company’s Chief Executive Officer or Chief Financial Officer is responsible for monitoring MBO’s and reporting completed MBO’s to the Committee. Bonus amounts associated with MBO’s will generally be paid with any Annual Bonus due under Section 4.2 above. If no Annual Bonus is due, the bonus amount due under this Section will be paid no later than 45 days following December 31, 2008.
     6. AMENDMENT OF PLAN.
          The Plan may be modified or amended at any time by the Committee or the Company’s Board of Directors without the consent of the Participants; provided, however, that an amendment that increases any Plan Revenue Target or increases any Plan Operating Income Target may be effected without the consent of the Participants only in conjunction with amendment of the Annual Operating Plan by the Company’s Board of Directors to reflect business acquisitions or dispositions by the Company.
     7. MISCELLANEOUS.
          7.1 No Assignment. The right of any Participant or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.
          7.2 Successors. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.
          7.3 No Employment Agreement. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company as an employee.
          7.4 Arbitration. Any dispute or claim relating to or arising out of this Plan shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California.
          7.5 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of California.
          7.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereto and supercedes any prior or contemporaneous agreements, whether oral or written regarding such subject matter.
Adopted by the Board of Directors upon the recommendation of its Compensation Committee, effective as of January 1, 2008.
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Exhibit A
Target Bonuses for 2008

		Company
		Performance	MBO
	Target	Target	Target	Commission
Participant	Bonus	Bonus	Bonus	Plan
Joseph L. Cowan*	$425,000	$340,000	$85,000	$—
John E. Calonico, Jr.	$167,750	$134,200	$33,550	$—
Scipio M. Carnecchia	$300,000	$240,000	$60,000	$
Benjamin E. Kiker, Jr.	$130,000	$104,000	$26,000	$—
Steven J. Martello	$200,000	$—	$40,000	$160,000
Rafiq R. Mohammadi	$130,000	$104,000	$26,000	$—
David A. Nelson-Gal	$134,000	$107,200	$26,800	$—

*	Joseph Cowan increase to bonus effective 4-1-08 from $400,000 to $425,000
MBO’s to be paid out annually
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